CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to all references made to us in this Post-Effective Amendment No. 27 to AmeriPrime Fund's Registration Statement on Form N1-A.


________/s/____________________
McCurdy & Associates CPA's, Inc.
Westlake, Ohio 44145
July 13, 1999